Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the joint Proxy Statement/Prospectus, constituting a part of this Amendment No. 3 to Form S-4 Registration Statement, of our report dated June 25, 2002 relating to the March 31, 2002 financial statements of Knowledge Foundations, Inc., included in the joint Proxy Statement/Prospectus. We also consent to the use of our name as it appears under the caption "Experts" in the joint Proxy Statement/Prospectus.


                                                   /s/ CORBIN & WERTZ

Irvine, California
January 24, 2003